Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2025 Results

Declares Quarterly Dividend of $0.68 per Share

LOUISVILLE, KY. (November 6, 2025) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 30, 2025.

Financial Results

Financial results for the 13 and 39 weeks ended September 30, 2025 and September 24, 2024 were as follows:

	13 Weeks Ended			39 Weeks Ended
($000's, except per share amounts)	September 30, 2025	September 24, 2024	% change	September 30, 2025	September 24, 2024	% change
Total revenue	$1,436,342	$1,272,999	12.8%	$4,396,044	$3,935,418	11.7%
Income from operations	96,949	102,023	(5.0%)	378,023	377,967	–
Net income	83,172	84,412	(1.5%)	320,919	317,759	1.0%
Diluted earnings per share	$1.25	$1.26	(0.8%)	$4.82	$4.74	1.7%

Results for the 13 weeks ended September 30, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 6.1% at company restaurants;
●	Average weekly sales at company restaurants were $157,325 of which $21,409 were to-go sales as compared to average weekly sales of $149,176 of which $18,914 were to-go sales in the prior year;
●	Restaurant margin dollars increased 1.1% to $204.3 million from $202.1 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 168 basis points to 14.3% as commodity inflation of 7.9% and wage and other labor inflation of 3.9% were partially offset by higher sales;
●	Diluted earnings per share decreased 0.8% primarily driven by higher depreciation and amortization expenses partially offset by higher restaurant margin dollars, lower income tax expense, and the impact of share repurchases;
●	Seven company restaurants and two franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $128.9 million, dividends of $45.1 million, and repurchases of common stock of $40.0 million.

Results for the 39 weeks ended September 30, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 5.1% at company restaurants;
●	Average weekly sales at company restaurants were $162,567 of which $21,930 were to-go sales as compared to average weekly sales of $155,807 of which $19,894 were to-go sales in the prior year;
●	Restaurant margin dollars increased 4.1% to $700.9 million from $673.1 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 118 basis points to 16.0% as commodity inflation of 5.1% and wage and other labor inflation of 4.1% were partially offset by higher sales;
●	Diluted earnings per share increased 1.7% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
●	19 company restaurants and three franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $298.8 million, franchise acquisitions of $94.2 million, dividends of $135.4 million, and repurchases of common stock of $100.0 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc., commented, “Our operators continued to drive strong traffic this quarter, which helped offset the impact of continued commodity inflation. While the duration of these inflationary pressures remains uncertain, we are committed to running our business with a long-term focus and maintaining our value proposition.”

Morgan added, “As we look ahead to 2026, our capital allocation strategy remains unchanged. We will continue to leverage the strength of our balance sheet and utilize our operating cash flows to fund new store development, maintain our existing restaurants, and pursue strategic franchise acquisitions, while enhancing shareholder value through dividend payments and share repurchases.”

Franchise Acquisitions

On the first day of the fourth quarter, the Company completed the acquisition of three domestic franchise restaurants for an aggregate purchase price of approximately $12.7 million. In addition, the Company has agreed to acquire five domestic franchise restaurants as of the beginning of our 2026 fiscal year subject to the completion of customary due diligence.

2025 Outlook

Comparable restaurant sales at company restaurants for the first five weeks of the fourth quarter of the 2025 fiscal year increased 5.4% compared to 2024. In addition, the Company implemented a menu price increase of approximately 1.7% at the beginning of the fourth quarter.

Management updated the following expectations for 2025:

●	Commodity inflation of approximately 6%; and
●	An effective income tax rate of approximately 14.5%.

Management reiterated the following expectations for 2025:

●	Positive comparable restaurant sales growth, including the benefit of menu pricing actions;
●	Store week growth of approximately 5%;
●	Wage and other labor inflation of approximately 4%; and
●	Total capital expenditures of approximately $400 million.

2026 Outlook

Management provided the following initial expectations for 2026:

●	Positive comparable restaurant sales growth including the benefit of 2025 menu pricing actions;
●	Store week growth of 5% to 6%, including the benefit from franchise acquisitions;
●	Commodity inflation of approximately 7%;
●	Wage and other labor inflation of 3% to 4%;
●	An effective income tax rate of approximately 15%; and
●	Total capital expenditures of approximately $400 million.

Cash Dividend Payment

On November 5, 2025, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.68 per share of common stock. This payment will be distributed on December 30, 2025, to shareholders of record at the close of business on December 2, 2025.

Non-GAAP Measures

The Company prepares the unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including pre-opening and general and administrative expenses. The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, November 6, 2025, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Third Quarter 2025 Earnings. A replay of the call will be available until November 13, 2025, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 800 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet the Company’s business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and the impact of tariffs; food safety, and food-borne illness concerns; and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Megan Pence
(502) 515-7298	(502) 461-1878

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2025	2024	2025	2024
Revenue:
Restaurant and other sales	$1,429,111	$1,265,279	$4,373,427	$3,913,073
Royalties and franchise fees	7,231	7,720	22,617	22,345
Total revenue	1,436,342	1,272,999	4,396,044	3,935,418
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	511,531	424,566	1,513,846	1,305,658
Labor	480,297	427,470	1,455,321	1,293,229
Rent	23,085	20,162	68,590	59,543
Other operating	209,917	191,011	634,762	581,515
Pre-opening	7,419	7,282	19,695	21,579
Depreciation and amortization	52,628	44,510	152,172	128,918
Impairment and closure, net	140	844	279	1,135
General and administrative	54,376	55,131	173,356	165,874
Total costs and expenses	1,339,393	1,170,976	4,018,021	3,557,451
Income from operations	96,949	102,023	378,023	377,967
Interest income, net	643	1,916	2,988	5,007
Equity income from investments in unconsolidated affiliates	120	235	1,771	778
Income before taxes	97,712	104,174	382,782	383,752
Income tax expense	12,812	17,400	55,130	57,913
Net income including noncontrolling interests	84,900	86,774	327,652	325,839
Less: Net income attributable to noncontrolling interests	1,728	2,362	6,733	8,080
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$83,172	$84,412	$320,919	$317,759

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.25	$1.27	$4.84	$4.76
Diluted	$1.25	$1.26	$4.82	$4.74
Weighted average shares outstanding:
Basic	66,358	66,704	66,373	66,777
Diluted	66,476	66,943	66,564	67,023
Cash dividends declared per share	$0.68	$0.61	$2.04	$1.83

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$108,172	$245,225
Other current assets, net	141,194	271,343
Property and equipment, net	1,787,789	1,617,673
Operating lease right-of-use assets, net	841,964	769,865
Goodwill	230,305	169,684
Intangible assets, net	13,132	1,265
Other assets	144,057	115,724
Total assets	$3,266,613	$3,190,779

Current liabilities	688,831	828,130
Operating lease liabilities, net of current portion	903,788	826,300
Other liabilities	198,385	162,626
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,460,467	1,358,347
Noncontrolling interests	15,142	15,376
Total liabilities and equity	$3,266,613	$3,190,779

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 30, 2025	September 24, 2024
Cash flows from operating activities:
Net income including noncontrolling interests	$327,652	$325,839
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	152,172	128,918
Share-based compensation expense	35,829	33,154
Deferred income taxes	1,540	(9,592)
Other noncash adjustments, net	3,158	3,667
Change in working capital, net of acquisitions	(10,749)	34,103
Net cash provided by operating activities	509,602	516,089
Cash flows from investing activities:
Capital expenditures - property and equipment	(298,808)	(246,539)
Acquisitions of franchise restaurants, net of cash acquired	(94,230)	—
Proceeds from sale of investments in unconsolidated affiliates	1,329	—
Proceeds from sale of property and equipment	1,200	197
Proceeds from sale leaseback transactions	6,307	9,126
Net cash used in investing activities	(384,202)	(237,216)
Cash flows from financing activities:
Repurchase of shares of common stock, including excise taxes as applicable	(100,414)	(44,689)
Dividends paid to shareholders	(135,367)	(122,205)
Other financing activities, net	(26,672)	(27,020)
Net cash used in financing activities	(262,453)	(193,914)
Net (decrease) increase in cash and cash equivalents	(137,053)	84,959
Cash and cash equivalents - beginning of period	245,225	104,246
Cash and cash equivalents - end of period	$108,172	$189,205

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2025	2024	2025	2024
Income from operations	$96,949	$102,023	$378,023	$377,967

Less:
Royalties and franchise fees	7,231	7,720	22,617	22,345

Add:
Pre-opening	7,419	7,282	19,695	21,579
Depreciation and amortization	52,628	44,510	152,172	128,918
Impairment and closure, net	140	844	279	1,135
General and administrative	54,376	55,131	173,356	165,874

Restaurant margin	$204,281	$202,070	$700,908	$673,128

Restaurant margin (as a percentage of restaurant and other sales)	14.3%	16.0%	16.0%	17.2%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	13 Weeks Ended
	September 30, 2025	September 24, 2024	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,429,111	$1,265,279	12.9%
Store weeks	9,074	8,496	6.8%
Comparable restaurant sales (1)	6.1%	8.5%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	35.8%	33.5%	(224)	bps
Labor	33.6%	33.8%	18	bps
Rent	1.6%	1.6%	(2)	bps
Other operating	14.7%	15.1%	40	bps
Total	85.7%	84.0%

Restaurant margin %	14.3%	16.0%	(168)	bps
Restaurant margin $	$204,281	$202,070	1.1%
Restaurant margin $/Store week	$22,513	$23,784	(5.3)%

Texas Roadhouse restaurants only:
Store weeks	8,258	7,768	6.3%
Comparable restaurant sales (1)	6.3%	8.7%
Average unit volume (2)	$2,104	$1,994	5.5%
Weekly sales by group:
Comparable restaurants (599 and 560 units)	$163,079	$153,870	6.0%
Average unit volume restaurants (26 and 22 units)	$132,628	$132,430	0.1%
Restaurants less than 6 months old (13 and 19 units)	$158,932	$142,628	11.4%

Bubba’s 33 restaurants only:
Store weeks	691	624	10.7%
Comparable restaurant sales (1)	1.8%	5.3%
Average unit volume (2)	$1,533	$1,500	2.2%
Weekly sales by group:
Comparable restaurants (45 and 40 units)	$117,470	$116,330	1.0%
Average unit volume restaurants (4 and 5 units)	$123,363	$109,485	12.7%
Restaurants less than 6 months old (5 and 3 units)	$132,031	$140,639	(6.1)%

Texas Roadhouse franchise restaurants only:
Store weeks	1,252	1,437	(12.9)%
Comparable restaurant sales	7.2%	6.7%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			39 Weeks Ended
	September 30, 2025	September 24, 2024	Change	September 30, 2025	September 24, 2024	Change
Restaurant openings
Company - Texas Roadhouse	4	7	(3)	13	19	(6)
Company - Bubba’s 33	2	—	2	5	3	2
Company - Jaggers	1	—	1	1	—	1
Total company restaurants	7	7	—	19	22	(3)

Franchise - Texas Roadhouse - Domestic	—	—	—	—	—	—
Franchise - Jaggers - Domestic	—	—	—	1	1	—
Franchise - Texas Roadhouse - Int'l (1)	2	3	(1)	2	8	(6)
Franchise - Jaggers - Int'l	—	—	—	—	—	—
Total franchise restaurants	2	3	(1)	3	9	(6)

Total restaurants	9	10	(1)	22	31	(9)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	17	—	17
Franchise - Texas Roadhouse - Domestic	—	—	—	(17)	—	(17)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	638	601	37
Company - Bubba’s 33	54	48	6
Company - Jaggers	10	8	2
Total company restaurants	702	657	45

Franchise - Texas Roadhouse - Domestic	39	56	(17)
Franchise - Jaggers - Domestic	5	3	2
Franchise - Texas Roadhouse - Int'l (1)	59	56	3
Franchise - Jaggers - Int'l	1	—	1
Total franchise restaurants	104	115	(11)

Total restaurants	806	772	34

(1)	Includes a U.S. territory.